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                                                                    EXHIBIT 10.2


                           RESET REMARKETING AGREEMENT

                  RESET REMARKETING AGREEMENT, dated as of June 23, 1998 (the "Reset Remarketing Agreement"), by and between Michigan Consolidated Gas Company, a Michigan corporation (the "Company"), and Merrill Lynch & Co./ Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch").

                  WHEREAS, the Company has issued $75,000,000 aggregate principal amount of Extendable MandatOry Par Put Remarketed Securities(sm) ("MOPPRS(sm)") due June 30, 2038 (the "Senior Notes"), pursuant to an Indenture dated as of June 1, 1998, as supplemented and amended (the "Indenture"), by and between the Company and Citibank, N.A., as trustee (the "Trustee"), which Senior Notes have been secured by the issuance and delivery to the Trustee, on behalf of the holders of the Senior Notes, of the Company's First Mortgage Bonds, Collateral Series A (the "Collateral Bonds"), issued under and ratably secured by the Indenture of Mortgage and Deed of Trust dated as of March 1, 1944 (the "Original Secured Indenture"), as supplemented and amended by thirty-five indentures supplemental thereto, including specifically the Twenty-Ninth Supplemental Indenture, and the Thirty-Fifth Supplemental Indenture creating the series in which the Collateral Bonds were issued (the "Thirty-Fifth Supplemental Indenture") (the Original Secured Indenture and all supplemental indentures thereto being referred to collectively herein as the "Secured Indenture"), in a principal amount equal to that of and having other terms that mirror those of the Senior Notes; and

                  WHEREAS, the Senior Notes are being sold initially pursuant to a purchase agreement dated June 18, 1998 (the "Purchase Agreement") between the Company and Merrill Lynch;

                  WHEREAS, the Company has requested Merrill Lynch to act as Reset Remarketing Agent, as defined in Section 2(a) hereof, and as Rate Agent, as defined in Section 2 hereof, in connection with the Senior Notes, and as such to perform the services described herein; and

                  WHEREAS, Merrill Lynch is prepared to act as Reset Remarketing Agent and Rate Agent with respect to the remarketing of the Senior Notes pursuant to the terms of, but subject to the conditions set forth in, this Agreement.

                  NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to conditions herein set forth, the parties hereto agree as follows:

                  Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings assigned to them in the Indenture (including the form of the Senior Notes).

                  Section 2. Appointment and Obligations of Merrill Lynch. (a) The Company hereby appoints Merrill Lynch, and Merrill Lynch hereby accepts such appointment, (i) as the Rate Agent for the Senior Notes, to determine (A) LIBOR and the interest rate on the Senior Notes for




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any Interest Period and/or (B) the yield to maturity on the applicable United
States Treasury security that is used in connection with the determination of the applicable Fixed Rate, and the ensuing applicable Fixed Rate; and (ii) as the exclusive remarketing agent (the"Reset Remarketing Agent") for the purpose of (x) recommending to the Company the Spread for each Subsequent Spread Period that, in the opinion of the Reset Remarketing Agent, will enable the Reset Remarketing Agent to remarket, for delivery on any Reset Tender Date (as defined below), all tendered Senior Notes with respect to which the Reset Remarketing Agent receives a Reset Tender Notice (as defined below) at 100% of the principal amount thereof, (y) if the Company and the Reset Remarketing Agent agree on the Spread referred to in (x) above, entering into a reset remarketing agreement supplement (each, a "Reset Remarketing Agreement Supplement") with the Company, substantially in the form attached hereto as Exhibit A, pursuant to which the Reset Remarketing Agent will agree to purchase the Senior Notes tendered by the beneficial owners thereof (the "Beneficial Owners") and , on a best-efforts basis, to remarket such Senior Notes (each such purchase and remarketing being hereinafter referred to as a "Remarketing"), and (z) performing such other duties as are assigned to the Reset Remarketing Agent in the Senior Notes and/or the Indenture and/or the applicable Reset Remarketing Agreement Supplement. For purposes of this Agreement, the term "Reset Tender Date" with respect to any Subsequent Spread Period shall mean the Business Day immediately following any Spread Determination Date.

                  (b) Notwithstanding the foregoing, the obligations of the parties hereunder, except for the obligation of the Company set forth in paragraph (c) below, shall not commence until the earlier to occur (the "Effective Date") of: (i) the failure of Merrill Lynch & Co./Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Mandatory Tender Remarketing Agent") by the eleventh Business Day prior to June 30, 2008 (the "First Remarketing Date") to notify the Company and the Reset Remarketing Agent of its election to exercise its option (the "Remarketing Right") to remarket the Senior Notes during the period from the First Remarketing Date until June 30, 2018 (the "Second Remarketing Date") pursuant to that certain Mandatory Tender Remarketing Agreement dated as of the date hereof between the Company and the Mandatory Tender Remarketing Agent as in effect on the date hereof; and (ii) the Second Remarketing Date.

                  (c) Thirty calendar days prior to the First Remarketing Date, the Company shall request that DTC provide preliminary notification to its Participants that, on the date that is ten Business Days prior to the First Remarketing Date, either the Remarketing Right will be exercised and the Senior Notes will be subject to mandatory tender or the Senior Notes will be in Reset Mode and a Duration/Interest Mode Determination Date will have occurred.

                  (d) If the Mandatory Tender Remarketing Agent does not provide notification of its intention to exercise the Remarketing Right as provided above, then on the date that is ten Business Days prior to the First Remarketing Date, the Company shall request that DTC notify its Participants of the occurrence of a Duration/Interest Mode Determination Date and of the procedures that must be followed if any Beneficial Owner of a Senior Note wishes to tender such Senior Note for remarketing.

                  (e) With respect to all Subsequent Spread Periods established after the First Remarketing Date, the Company shall request not later than five nor more than ten calendar days prior to any Duration/Interest Mode Determination Date, that DTC notify its Participants of such

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Duration/Interest Mode Determination Date and of the procedures that must be followed if any Beneficial Owner of a Senior Note wishes to tender such Senior Note for remarketing.

                  (f) Unless the Company shall have notified the Reset Remarketing Agent of its election to redeem the Senior Notes in full, on or before the tenth Business Day prior to the commencement (the "Commencement Date") of each Subsequent Spread Period (the "Duration/Interest Mode Determination Date"), the Reset Remarketing Agent shall make a recommendation to the Company with respect to the duration, redemption date(s), redemption type (i.e., par, premium, or make-whole, including in the case of make-whole, Reinvestment Spread), redemption prices (if applicable), Commencement Date, Interest Payment Dates and Interest Rate Mode (i.e., Fixed Rate Interest Mode or Floating Rate Interest Mode) and any other relevant terms (other than the Spread) for each Subsequent Spread Period and all of such terms shall be agreed to by the Company and the Reset Remarketing Agents by 3:00 p.m., New York City time, on such Duration/Interest Mode Determination Date.

                  (g) On or before the fifth Business Day prior to the Commencement Date of each Subsequent Spread Period (the "Spread Determination Date"), the Reset Remarketing Agent shall make a recommendation to the Company with respect to the Spread to apply during such Subsequent Spread Period, and the Spread shall be agreed to by the Company and the Reset Remarketing Agent by 1:00 p.m., New York City time, on such Spread Determination Date, irrespective of whether the Senior Notes shall be in the Floating Rate Interest Mode or the Fixed Rate Interest Mode.

                  (h) On the third Business Day prior to the Commencement Date of each Subsequent Spread Period for which Senior Notes will be in the Fixed Rate Interest Mode (a "Fixed Rate Determination Date"), the Rate Agent shall notify the Reset Remarketing Agent of the applicable U.S. Treasury Security to be used for the determination of the Fixed Rate to apply to the Senior Notes for such Subsequent Spread Period, and the Remarketing Agent and the Company shall agree on such Fixed Rate by 1:00 p.m., New York City time, on such Fixed Rate Determination Date.

                  (i) On the second Business Day prior to the Commencement Date of each Subsequent Spread Period for which Senior Notes will be in the Floating Rate Interest Mode, and on the second Business Day prior to each Interest Reset Date during such Subsequent Spread Period (each, a "LIBOR Determination Date"), the Rate Agent shall notify the Reset Remarketing Agent of (i) LIBOR and (ii) the applicable interest rate for the initial Interest Period in such Subsequent Spread Period.

                  (j) In the event that the Company and the Reset Remarketing Agent do not agree on the Spread for any Subsequent Spread Period, then the Company is required unconditionally to repurchase and retire all of the Notes on the relevant Reset Tender Date at a price equal to 100% of the principal amount thereof, together with accrued interest to the Reset Tender Date. In the event that the Reset Remarketing Agent fails to purchase any Notes tendered on such Reset Tender Date, then the Company is required unconditionally to repurchase and retire such Notes.

                  (k) In connection with any Remarketing, the Reset Remarketing Agent shall make, or shall cause the Trustee to make, payment to the DTC Participant of each tendering

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Beneficial Owner of Senior Notes subject to remarketing, by book-entry through
DTC by the close of business on such Reset Tender Date against delivery through DTC of such Beneficial Owner's tendered Senior Notes, of 100% of the principal amount of the tendered Senior Notes that have been purchased for remarketing by the Reset Remarketing Agent. The Company shall make, or cause the Trustee to make, payment of interest to each Beneficial Owner of Senior Notes due on the relevant Reset Tender Date by book-entry through DTC by the close of business on such Reset Tender Date.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are required or authorized to close and, in the case of Senior Notes in the Floating Interest Rate Mode, that is also a London Business Day.

                  "Fixed Rate" means a per annum rate and will be determined by adding the applicable Spread (as agreed to by the Company and the Reset Remarketing Agent on the preceding Spread Determination Date) to the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the applicable United States Treasury security, selected by the Rate Agent or its agent after consultation with the Reset Remarketing Agent, as having a maturity comparable to the duration selected for the following Subsequent Spread Period, which would be used in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the duration selected for the following Subsequent Spread Period.

                  "Initial Spread Period" means the period from and including June 23, 1998 to but excluding June 30, 2008.

                  "LIBOR" means the London interbank offered rate and shall be determined by the Rate Agent as provided below:

                           (i) LIBOR will be determined on the basis of the offered rate for deposits in U.S. Dollars of the applicable Index Maturity commencing on the second London Business Day immediately following such LIBOR Determination Date, which appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Telerate Page 3750" means the display designated on page "3750" on Dow Jones Markets Limited or any successor thereto (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits). If no such offered rate appears on Telerate Page 3750, LIBOR for such LIBOR Determination Date will be determined in accordance with the provisions of paragraph
         (ii) below. The term "London Business Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

                           (ii) With respect to a LIBOR Determination Date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on such LIBOR Determination Date, the Rate Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the Rate Agent (after consultation with the Company) to provide the Rate Agent with a quotation of the rate at which deposits in U.S. Dollars of the applicable Index Maturity commencing on the second

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         London Business Day immediately following such LIBOR Determination
         Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such LIBOR Determination Date will be the arithmetic mean of such quotations as calculated by the Rate Agent. If fewer than two quotations are provided, LIBOR for such LIBOR Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date by three major banks in The City of New York selected by the Rate Agent (after consultation with the Company) for loans in U.S. Dollars to leading European banks, of the applicable Index Maturity commencing on the second London Business Day immediately following such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Rate Agent are not quoting as mentioned in this sentence, LIBOR for such LIBOR Determination Date will be LIBOR determined with respect to the immediately preceding LIBOR Determination Date.

                  The Index Maturity applicable to Notes in the Floating Rate Interest Mode will be, in the case of Notes paying (i) monthly, one month; (ii) quarterly, three months; and (iii) semi-annually, six months.

                  "Reinvestment Spread" means, with respect to the Senior Notes, a number, expressed as a number of basis points or as a percentage, selected by the Company and agreed to by the Reset Remarketing Agent on the Duration/Interest Mode Determination Date.

                  "Reset Tender Notice" means the written notice by each Beneficial Owner to the Reset Remarketing Agent of a Senior Note of its intention to tender Senior Notes for purchase and remarketing, which notice must be received by the Reset Remarketing Agent during the period commencing at 3:00 p.m., New York City time, on the Spread Determination Date and ending at 12:00 noon, New York City time, on the second Business Day following such Spread Determination Date for such Subsequent Spread Period (the "Notice Date").

                  "Subsequent Spread Period" means any Spread Period either (i) after the Initial Spread Period, if the Remarketing Right has not been exercised or (ii) after the Second Remarketing Date, if the Remarketing Right is exercised.

                  Section 3. Fees and Expenses. The obligations of the Company to pay to the Reset Remarketing Agent on each Reset Tender Date the fees and expenses set forth in the applicable Reset Remarketing Agreement Supplement shall survive the termination of this Agreement and remain in full force and effect until all such payments shall have been made in full.

                  Section 4. Removal of the Reset Remarketing Agent. With respect to any Subsequent Spread Period, the Company may in its absolute discretion remove the Reset Remarketing Agent by giving notice to the Reset Remarketing Agent prior to 3:00 p.m., New York City time, on the Duration/Mode Determination Date applicable thereto, such removal to be effective


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upon the Company's appointment of a successor Reset Remarketing Agent. In such case, the Company will use its best efforts to appoint a successor Reset Remarketing Agent and enter into such a reset remarketing agreement with such persons as soon as reasonably practicable.

                  Section 5. Covenants of the Company. The Company covenants with the Reset Remarketing Agent as follows:

                  (a) The Company will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Reset Remarketing Agent of (i) any notification or announcement by a "nationally recognized statistical rating organization" (as defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act) with regard to the ratings of any securities of the Company, including, without limitation, notification or announcement of a downgrade in or withdrawal of the rating of any security of the Company or notification or announcement of the placement of any rating of any securities of the Company under surveillance or review, including placement on CreditWatch or on Watch List with negative implications, or (ii) the occurrence at any time of any event set forth in
Section 8(b) of this Agreement.

                  (b) (i) The Company shall furnish to the Reset Remarketing Agent, if the Reset Remarketing Agent determines, based on advice of counsel, that changes in applicable law, regulations or interpretations of the Securities and Exchange Commission make it necessary or advisable to deliver a current prospectus in connection with a Remarketing, a then currently effective registration statement under the 1933 Act and a then current prospectus relating to the Senior Notes (and Collateral Bonds, if applicable) to be used by the Reset Remarketing Agent for remarketing and resale of the Senior Notes (such registration statement (whether consisting of the registration statement relating to the initial issuance of the Senior Notes and Collateral Bonds, or any amendment thereto or a new registration statement) and any amendments thereto, including any such prospectus (whether consisting of the prospectus relating to the initial issuance of the Senior Notes and Collateral Bonds or any amendment or supplement thereto or a new prospectus) relating to the Senior Notes (and Collateral Bonds, if applicable) constituting a part thereof, and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1934 Act, the 1933 Act, or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Reset Remarketing Agent by the Company for use in connection with the remarketing of the Senior Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Reset Remarketing Agent for such use); and

                           (ii) The Company shall also furnish to the Reset Remarketing Agent in connection with the remarketing of Senior Notes such other information as the Reset Remarketing Agent may reasonably request from time to time.

         The Company agrees, at its expense, to provide the Reset Remarketing Agent with as many copies of the foregoing written materials and other Company approved information as the Reset



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Remarketing Agent may reasonably request for use in connection with the remarketing of Senior Notes and consents to the use thereof for such purpose.

                  (c) If, at any time during which the Reset Remarketing Agent would be obligated to take any action under this Agreement, any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the Senior Notes shall occur which could reasonably be expected to cause any of the reports, documents, materials or information referred to in paragraph (b) above or any document incorporated therein by reference (collectively, the "Reset Remarketing Materials") to contain an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the Reset Remarketing Agent in writing of the circumstances and details of such event or condition.

                  (d) So long as the Senior Notes are outstanding, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (e) Except as otherwise provided herein, the Company agrees that neither it nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the Senior Notes prior to the remarketing thereof by the Reset Remarketing Agent.

                  (f) Notwithstanding any provision to the contrary set forth in the Indenture, the Company shall (i) use its best efforts to maintain the Senior Notes in book-entry form with The Depository Trust Company ("DTC") or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Senior Notes in book-entry form, and (ii) waive any discretionary right it otherwise has under the Indenture to cause the Senior Notes to be issued in certificated form.

                  Section 6. Dealing in the Senior Notes; Purchase of Senior Notes by the Company. (a) Merrill Lynch, when acting as Reset Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Senior Notes. Merrill Lynch, as Holder or Beneficial Owner of the Senior Notes may exercise any vote or join as a Holder or Beneficial Owner, as the case may be, in any action which any Holder or Beneficial Owner of Senior Notes may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. Merrill Lynch, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

                  (b) The Company may purchase Senior Notes in the remarketing, provided that the Interest Rate established with respect to the Senior Notes in any such Remarketing is not different from the Interest Rate that would have been established if the Company had not purchased such Senior Notes.

                  Section 7. Representations and Warranties by the Company. The Company represents and warrants to the Reset Remarketing Agent, as of the date hereof, as of the Effective Date, and as of each Reset Tender Date (each, a "Representation Date") as follows:


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

                  (a) It has made all the filings with the Commission that it is required to make under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder (the "1934 Act Regulations") (collectively, the "1934 Act Documents"), (ii) each 1934 Act Document complies in all material respects with the requirements of the 1934 Act and 1934 Act Regulations, and each 1934 Act Document did not at the time of filing with the Commission, and as of each Representation Date, as modified or superseded by any subsequently filed 1934 Act Document on or prior to such Representation Date, will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the applicable Reset Remarketing Materials (as defined herein), as of each Representation Date after the date hereof, as modified or superseded by any subsequently filed 1934 Act Document on or prior to such Representation Date (or, if applicable, by any document filed pursuant to the 1933 Act and the rules and regulations thereunder (the "1933 Act Regulations")), will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company further represents and warrants to the Reset Remarketing Agent as of each Representation Date as follows:

                           (i) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the 1934 Act Documents are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                           (ii) The financial statements included or incorporated by reference in the 1934 Act Documents, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the 1934 Act Documents present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the 1934 Act Documents present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                           (iii) Since the respective dates as of which information is given in the 1934 Act Documents, except as otherwise stated therein, (A) there has been no material adverse change and no development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse






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



         Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company's common stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the 1934 Act Documents and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                           (v) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

                           (vi) Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the 1934 Act Documents and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the 1934 Act Documents, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any such subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

                           (vii) This Reset Remarketing Agreement and the Reset Remarketing Agreement Supplement have been duly authorized, executed and delivered by the Company.

                           (viii) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and, assuming it has been duly executed and delivered by the Trustee,

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         constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law)(the "Bankruptcy Exceptions").

                           (ix) The issuance and delivery by the Company of the Collateral Bonds to the Trustee constitute a sale by the Company of the Collateral Bonds to the Trustee as of the Closing Date or, if not a sale, the grant by the Company to the Trustee of a perfected security interest in the Collateral Bonds for the benefit of the holders of the Senior Notes.

                           (x) The Secured Indenture constitutes a legally valid and direct enforceable first mortgage lien, except as the same may be limited by the laws of the State of Michigan (where all of the property covered thereby is located) affecting the remedies for the enforcement of the security provided for therein, which laws do not make inadequate the remedies necessary for the realization of the benefits of such security, or as the same may be limited by the Bankruptcy Exceptions, upon substantially all of the Company's properties and franchises, now owned or hereafter acquired, free from all prior liens, charges or encumbrances, except as set forth in subparagraph (xviii) below, and except, in the case of property hereafter acquired, any thereof existing at the time of acquisition.

                           (xi) The Senior Notes have been duly authorized and executed by the Company and authenticated, issued and delivered in the manner provided for in the Indenture, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and are in the form contemplated by, and entitled to the benefits of, the Indenture.

                           (xii) The Collateral Bonds have been duly authorized and executed by the Company and authenticated, issued, and delivered in the manner provided for in the Secured Indenture and have been issued and delivered to the Trustee as provided for in the Thirty-Fifth Supplemental Indenture as security for the Senior Notes, and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions. The Collateral Bonds are in the form contemplated by, and entitled to the benefits of, the Secured Indenture.

                           (xiii) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the

         Company or any of its respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") or in violation of any applicable law, rule or regulation or any judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, which violation or default would, singly or in the aggregate, have a Material Adverse Effect.

                           (xiv) The execution, delivery and performance of the Purchase Agreement, this Agreement, the Mandatory Tender Remarketing Agreement, the Indenture, the Senior Notes, the Thirty-Fifth Supplemental Indenture, the Collateral Bonds and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby; and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and under the Indenture, the Secured Indenture, the Thirty-Fifth Supplemental Indenture, the Senior Notes, and the Collateral Bonds have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to (other than the lien of the Indenture on the Collateral Bonds), the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                           (xv) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the 1934 Act Documents (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the 1934 Act Documents, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                           (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the remarketing of the Senior Notes hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have or shall have been already obtained.

                           (xvii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and neither the Company is aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiary's principal suppliers, manufacturers, customers or contractors which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                           (xviii) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

                           (xix) The Company has good and marketable title to the properties specifically described in and conveyed by the Secured Indenture (except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof) subject only to the lien of the Secured Indenture, to permissible encumbrances, as defined in the Secured Indenture, as to property acquired by the Company subsequent to the execution of the Original Secured Indenture, to any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Secured Indenture, and to certain other reservations, rights of grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not materially impair the use of the property affected thereby in the operation of the business of the Company; the Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except the liens of the Secured Indenture and such liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the pipeline, distribution main and underground gas storage easements enjoyed by the Company and its subsidiaries are valid, subsisting and enforceable easements with such exceptions as are not material and do not interfere with the conduct of the business of the Company and its subsidiaries.

                           (xx) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents, orders and other operating rights (collectively, the "Governmental Licenses") issued by the Federal Energy Regulatory

         Commission, the State of Michigan, and all other federal, state, local or foreign regulatory agencies or bodies, governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and to conduct the business now operated by each of them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                           (xxi) Except as described in any Reset Remarketing Materials and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, the "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, and
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

                           (xxii) The Company is a "public utility company" and a "subsidiary company" of MCN Energy Group, a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935 (the "1935 Act"), and such "holding company" and the Company are presently exempt from the provisions of the 1935 Act (except Section 9 thereof).

                           (xxiii) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
         517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                           (xxiv) None of the Company and its subsidiaries or any of their respective directors, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the remarketing of the Senior Notes.

                           (xxv) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

                           (xxvi) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                           (xxvii) The Senior Notes are rated "A2" by Moody's Investors Service, Inc. and "A" by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. or such other rating as to which the Company shall have most recently notified the Reset Remarketing Agent pursuant to Section 3(a) hereof.

         References in the foregoing representations and warranties to the 1934 Act Documents shall be deemed to refer to the Registration Statement (as defined in Section 5(b) below) and Prospectus (as defined in Section 5(b) above), in each case including the documents incorporated by reference therein, if such are required pursuant to such Section 5(b).

                  Section 8. Conditions to the Reset Remarketing Agent's Obligations. The obligations of the Reset Remarketing Agent under this Agreement have been undertaken in reliance on, and shall be subject to,

                  (a) the due performance by the Company of its obligations and agreements as set forth in this Agreement and the accuracy of the representations and warranties in this Agreement and any certificate delivered pursuant hereto, and

                  (b) the further condition that none of the following events shall have occurred at any time:

                           (i) the rating of any securities of the Company shall have been down-graded or put under surveillance or review, including being put on CreditWatch or Watch List with negative implications, or withdrawn by a nationally recognized statistical rating organization;

                           (ii) without the prior written consent of the Reset Remarketing Agent, neither the Indenture (including the Senior Notes) nor the Secured Indenture (including the Collateral Bonds) shall have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof, that in either case in the judgment of the Reset Remarketing Agent materially and adversely changes the nature of the Senior Notes or the Collateral Bonds, as the case may be, or the remarketing procedures (it being understood that, notwithstanding the provisions of this clause (ii), the Company shall not be prohibited from amending the Indenture);

                           (iii) trading in any securities of the Company or any of its affiliates shall have been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Agents, Inc. or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities;

                           (iv) there shall have occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Reset Remarketing Agent, impracticable to remarket the Senior Notes or to enforce contracts for the sale of the Senior Notes;

                           (v) an Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Senior Notes shall have occurred and be continuing;

                           (vi) a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, shall have occurred; or

                           (vii) the Senior Notes are not maintained in book-entry form with DTC or any successor thereto; provided, that the Reset Remarketing Agent, in its sole discretion and subject to receipt of an opinion of counsel for the Company reasonably satisfactory to the Reset Remarketing Agent, may waive the foregoing condition if in the Reset Remarketing Agent's judgment the Indenture and the Senior Notes can be amended, and they are amended, so as to permit the remarketing of the Senior Notes in certificated form and otherwise as contemplated herein;

                  (c) The obligations of the Reset Remarketing Agent to purchase and remarket the Senior Notes shall also be subject to the terms and conditions of the applicable Reset Remarketing Agreement Supplement.

                  Section 9. Indemnification. (a) The Company agrees to indemnify and hold harmless the Reset Remarketing Agent and its officers, directors and employees and each person, if any, who controls the Reset Remarketing Agent within the meaning of Section 20 of the 1934 Act as follows:

                           (i) against any loss, liability, claim, damage or expense whatsoever (collectively, "Damages"), as incurred, arising out of, (A) the failure to have an effective

         Registration Statement under the 1933 Act relating to the Senior Notes, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Company failed to provide the Reset Remarketing Agent with a Prospectus for delivery, as required by
         Section 5 hereof, or (B) any untrue statement or alleged untrue statement of a material fact contained in any of the Reset Remarketing Materials (including any incorporated documents), or (C) the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (D) any violation by the Company of, or any failure by the Company to perform any of its obligations under, this Agreement, or (E) the acts or omissions of the Reset Remarketing Agent in connection with its duties and obligations to determine the Interest Rate or other terms with respect to any Subsequent Spread Period, as provided hereunder, except Damages that are finally judicially determined to be due to its gross negligence or willful misconduct;

                           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of, or based upon, any of items (A) through (E) in clause (i) above; provided that (subject to clause (d) below) such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

                           (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Reset Remarketing Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of, or based upon, any of items (A) through (E) in clause (i) above to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the foregoing indemnity shall not apply to any losses, liabilities, claims, damages and expenses to the extent arising out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Reset Remarketing Agent expressly for use in the Reset Remarketing Materials.

                  (b) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to clause (a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to clause (b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission or fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (c) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by clause 9 (a) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (d) The indemnity agreements contained in this Section 10 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Reset Remarketing Agent, and shall survive the termination or cancellation of this Agreement and the remarketing of any Senior Notes hereunder.

                  Section 10. Contribution. If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Reset Remarketing Agent on the other hand from the remarketing of the Senior Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Reset Remarketing Agent on the other hand in connection with the acts, failures to act, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Reset Remarketing Agent on the other hand in connection with the remarketing of the Senior Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the aggregate principal amount of the Senior Notes, and (ii) the aggregate positive difference, if any, between the price at which the Senior Notes are sold by the Reset Remarketing Agent in the remarketing and the price paid by the Reset Remarketing Agent for the Senior Notes tendered on any Reset Tender Date.

                  The relative fault of the Company on the one hand and the Reset Remarketing Agent on the other hand shall be determined by reference to, among other things, the responsibility hereunder of the applicable party for any act or failure to act relating to the losses, liabilities, claims, damages or expenses incurred or, in the case of any losses, liabilities, claims, damages or expenses arising out of any untrue or alleged untrue statement of a material fact contained in any of the Reset Remarketing Materials or the omission or alleged omission to state a material fact therefrom, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Reset Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Reset Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such act or failure to act or untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 10, the Reset Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Senior Notes remarketed by it and resold to the public were sold to the public exceeds the amount of any damages which the Reset Remarketing Agent has otherwise been required to pay by reason of any act or failure to act for which it is responsible hereunder or any untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 11, each person, if any, who controls the Reset Remarketing Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Reset Remarketing Agent, and each officer and director of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                  Section 11. Termination of this Reset Remarketing Agreement. Subject to Section 3 hereof relating to the payment of fees and expenses, this Agreement shall terminate as to the Reset Remarketing Agent on the effective date of the removal of such Reset Remarketing Agent pursuant to Section 4 hereof.

                  Section 12. Reset Remarketing Agent's Performance: Duty of Care. The duties and obligations of the Reset Remarketing Agent hereunder shall be determined solely by the express provisions of this Agreement, the Senior Notes and the Indenture, the Secured Indenture and the Collateral Bonds and the applicable Reset Remarketing Agreement Supplement. No implied covenants or obligations of or against the Reset Remarketing Agent shall be read into this Agreement, the Indenture or the Secured Indenture. In the absence of bad faith on the part of the Reset Remarketing Agent, the Reset Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement, the Indenture, or the Secured Indenture, as to the truth of the statements expressed in any of such documents. The Reset Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Reset Remarketing Agent shall incur no liability hereunder to any Beneficial Owner or Holder of Senior Notes in its individual capacity or as Reset Remarketing Agent for any action or failure to act in connection with the remarketing or otherwise. The Reset Remarketing Agent shall incur no liability to the Company with respect to calculation of the Interest Rate applicable to any Interest Period, except as a result of gross negligence or willful misconduct on its part.

                  Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  Section 14. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Senior Notes are outstanding.

                  Section 15. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of Merrill Lynch, the rights and obligations of Merrill Lynch hereunder may not be assigned or delegated to any other person without the prior written consent of the Company, and any attempt by either party to do so will be unenforceable. This Agreement shall inure to the benefit of and be binding upon the Company and Merrill Lynch and their respective permitted successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of any Senior Notes merely because of such purchase.

                  Section 16. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

                  Section 17. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

                  Section 18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

                  Section 19. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties hereto.

                  Section 20. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication or by telephone and confirmed in writing. All written notices shall be deemed to be validly given or made, if delivered by hand, when so delivered, of if mailed, when mailed registered or certified mail, return receipt requested and postage prepaid. All notices by telecommunication (including telephone) shall be deemed to be validly given or made when received. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to 500 Griswold Street, Detroit, Michigan 48226,
Attn: Ronald E. Christian, Esq., Vice President, General Counsel and Secretary, Facsimile No.: (313) 965-0009; and if to Merrill Lynch, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281-1209, Attention: Debt Syndicate, or to such other address as either of the above shall specify to the other in writing.

                  Section 21. Benefit. (a) Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give any person other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties.

                  (b) No beneficial owner of any Note shall have any rights or claims under this Agreement or any Remarketing Agreement Supplement or against the Company or the Remarketing Agent as a result of the Remarketing Agent's not purchasing such Notes.

                  IN WITNESS WHEREOF, each of the Company and Merrill Lynch has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                                        MICHIGAN CONSOLIDATED GAS COMPANY



                                        By:/s/ Howard L. Dow III
                                           -------------------------------
                                           Name: Howard L. Dow III
                                           Title: Senior Vice President and
                                                  Chief Financial Officer


                                        MERRILL LYNCH & CO.
                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED



                                        By:/s/ Anthony V. Leness
                                           -------------------------------
                                           Name: Anthony V. Leness
                                           Title: Managing Director

                                                                      EXHIBIT A

                     RESET REMARKETING AGREEMENT SUPPLEMENT

                  Merrill Lynch & Co./ Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Reset Remarketing Agent") hereby agrees to purchase the Senior Notes described below (the "Senior Notes") that have been tendered by the holders thereof for sale on _____________, _____ (the "Reset Tender Date").

                  It is acknowledged and agreed that the Senior Notes need not be further registered under the Securities Act of 1933, as amended (the "Act"), and that, in connection with the remarketing of the Senior Notes by the Reset Remarketing Agent in accordance with the terms of the Reset Remarketing Agreement dated as of June 23, 1998, no prospectus meeting the requirements of
Section 10 of the Act need be delivered, or filed pursuant to Rule 424 under the Act.

                  It is understood that the Reset Remarketing Agent will deliver to purchasers and prospective purchasers, in connection with the remarketing, one or more forms of written communication describing the terms of the Senior Notes (each, a "Reset Remarketing Memorandum"), the form of each of which shall be delivered to Michigan Consolidated Gas Company, a Michigan corporation (the "Company"), not less than two Business Days prior to its use and subject to the approval of the Company prior to its use by the Reset Remarketing Agent, which approval shall not be unreasonably withheld or delayed.

                  The Reset Remarketing Agent shall offer to purchase Senior Notes and purchase validly tendered Senior Notes on the Reset Tender Date in accordance with all applicable laws and regulations and interpretations of the Securities and Exchange Commission.

                  The representations and warranties made pursuant to the above-referenced Reset Remarketing Agreement (other than paragraphs (b)(viii),
(x), (xi) and (xii) of Section 7); Section 3(o) of the attached Purchase Agreement (which date shall be the date of the Reset Remarketing Agreement Supplement and the relevant Reset Tender Date); Section 9 of the attached Purchase Agreement (except that Section 9 is amended to allow termination of this Agreement by the Agent if the Company's representations and warranties therein are not accurate and correct); paragraphs (c) and (f) of Section 5 of the attached Purchase Agreement; and Section 8 and the last paragraph of Section 5 of the attached Purchase Agreement are incorporated in their entirety into this Agreement and made applicable to the obligations of the Reset Remarketing Agent to the extent applicable to any remarketing of the Senior Notes, except as explicitly amended hereby. The terms "Registration Statement" and "Prospectus" shall be deemed to refer to each such document as amended to the date hereof and the Reset Tender Date, and the term "Incorporated Documents" shall similarly be deemed to include those filed and incorporated by reference through such dates.

                  If the Reset Remarketing Agent determines, based on advice of counsel, that changes in applicable law, regulations or interpretations of the Securities and Exchange Commission make it necessary or advisable to deliver a current prospectus in connection with this Remarketing, the attached Purchase Agreement shall apply in its entirety. All references in such Purchase Agreement to (i) the "Agent" shall be deemed to refer to the Reset Remarketing Agent, (ii) the "Securities" shall be deemed to refer to the Senior Notes, (iii) the Purchase Agreement shall be deemed to refer to the Reset Remarketing Agreement Supplement, and (iv) "Closing Date" shall be deemed to refer to the Reset Tender Date. To the extent the provisions of such Purchase Agreement refer to the "Prospectus" or the "Registration Statement," such references shall be deemed to refer to any Remarketing Memorandum or registration statement, if any, that the Company is required to prepare or file pursuant to applicable law, regulations or interpretations of the Securities and Exchange Commission in effect at the time of such remarketing of the Senior Notes, including all documents incorporated by reference therein. For the purposes of Section 7 of the attached Purchase Agreement, the relative benefit received by the Company on the one hand and the Reset Remarketing Agent on the other in connection with the remarketing of the Senior Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the aggregate public offering price of the Senior Notes bears to the remarketing fee received by the Reset Remarketing Agent pursuant to this Agreement.

                  All capitalized terms not otherwise defined in this Agreement have the respective meanings assigned thereto in the Senior Notes, the form of which is attached hereto.

Company:                                   Michigan Consolidated Gas Company
                                           500 Griswold Street
                                           Detroit, Michigan 48226

Reset Remarketing Agent and Address:       Merrill Lynch & Co.
                                           Merrill Lynch, Pierce, Fenner & Smith
                                                          Incorporated
                                           Merrill Lynch World Headquarters
                                           World Financial Center
                                           North Tower, 26th Floor
                                           New York, New York 10281-1209

Title of Senior Notes:               Extendable MandatOry Par Put Remarketed
                                           Securities(sm) due June 30, 2038

Principal Amount of Senior Notes to be Purchased:

Title of Indenture:                        Indenture dated as of June 1, 1998,
                                           as supplemented and amended, by and
                                           between the Company and the Trustee

Trustee:                                   Citibank, N.A.

Current Ratings:                           Moody's Investors Service Inc.:  "A2"
                                           Standard & Poor's Corporation:   "A"

Certain Terms of the Senior Notes:

         Maturity:                         June 30, 2038

         Spread Determination Date:

         Duration/Mode Determination Date:

         Tender Notice Date:

         Interest Reset Dates:

         Reset Tender Date:

         New Interest Rate:                As determined by application of the
                                           provisions set forth in the attached
                                           form of the Senior Notes on the LIBOR
                                           Determination Date or the Fixed Rate
                                           Determination Date, as applicable.

         Spread:

         Interest Payment Dates:           June 30 and December 30.

         Subsequent Spread Period:

         Redemption Provisions:            As set forth in the Prospectus under
                                           the caption headed "Description of
                                           the Notes--Redemption."

Beneficial Owner Tender Provisions:        As set forth in the attached
                                           Prospectus Supplement dated June 17,
                                           1998. In the event that the Reset
                                           Remarketing Agent fails to purchase
                                           all Senior Notes validly tendered for
                                           purchase on the Reset Tender Date,
                                           then the Reset Remarketing Agent
                                           shall promptly notify the Company and
                                           the Trustee of such failure.

Shorter Subsequent Spread Period:          In the event that (A) the Reset
                                           Remarketing Agent fails to purchase
                                           all Senior Notes validly tendered for
                                           purchase on the Reset Tender Date for
                                           any reason, and (B) the Company has
                                           not given notice of redemption of all
                                           of the Senior Notes then outstanding
                                           in
                                           accordance with the provisions
                                           described in the attached form of the
                                           Senior Notes, then the Subsequent
                                           Spread Period shall be a period of
                                           one year, which Subsequent Spread
                                           Period shall be deemed to have
                                           commenced upon the Commencement Date
                                           that coincides with the Reset Tender
                                           Date.

Legal Opinion:                             If required to be delivered pursuant
                                           to this Reset Remarketing Agreement
                                           Supplement, the opinion to be
                                           delivered pursuant to Section
                                           5(b)(1)(v) of the attached Purchase
                                           Agreement shall be delivered by
                                           counsel satisfactory to the Reset
                                           Remarketing Agent and shall be
                                           modified to read as follows: "the
                                           Senior Notes are in the form
                                           contemplated by the Indenture and
                                           have been duly and validly
                                           authorized; a single global Note
                                           registered in the name of CEDE & Co.,
                                           a nominee of The Depository Trust
                                           Company ("DTC"), has been duly
                                           authenticated in accordance with the
                                           provisions of the Indenture, paid for
                                           and delivered to DTC, and constitutes
                                           a legal, valid and binding obligation
                                           of the Company. The Reset Remarketing
                                           Agent will acquire a "securities
                                           entitlement" (within the meaning of
                                           Section 8-501 of the Uniform
                                           Commercial Code as in effect in the
                                           State of New York (the "UCC")) with
                                           respect to any Senior Notes which a
                                           prior owner causes DTC or a
                                           securities intermediary to credit to
                                           the Reset Remarketing Agent's
                                           securities account. Assuming that the
                                           Reset Remarketing Agent acquires such
                                           security entitlement for value and
                                           without notice of an adverse claim,
                                           then pursuant to Section 8-502 of the
                                           UCC an action based on an adverse
                                           claim to the Senior Notes, whether
                                           framed in conversion, replevin,
                                           constructive trust, equitable lien or
                                           other theory, may not be asserted
                                           against the Reset Remarketing Agent,
                                           or such other opinion as shall be
                                           appropriate under the law then in
                                           effect to the effect that no other
                                           person may assert rights in the
                                           Senior Notes against the Reset
                                           Remarketing Agent.

                                           If required to be delivered pursuant
                                           to this Reset Remarketing Purchase
                                           Agreement, the opinion to be
                                           delivered pursuant to Section 5(b)(3)
                                           of the attached Purchase Agreement
                                           may be delivered by any counsel
                                           designated by the Reset Remarketing
                                           Agent and reasonably acceptable to
                                           the Company.

Form of Senior Notes:                      Global certificate registered in the
                                           name of the nominee, which currently
                                           is CEDE & Co., of the depository of
                                           the Senior Notes, which is DTC. The
                                           beneficial owners of the Senior Notes
                                           ("Beneficial Owners") are not
                                           entitled to receive definitive
                                           certificates representing their
                                           Senior Notes, except under limited
                                           circumstances. A Beneficial Owner's
                                           ownership of a Note currently is
                                           recorded on or through the records of
                                           the brokerage firm or other entity
                                           that is a participant in DTC and that
                                           maintains such Beneficial Owner's
                                           account.

Purchase Price:                            100% of the principal amount of the
                                           Senior Notes. Payable to DTC for the
                                           Beneficial Owners of Tendered Senior
                                           Notes.

Remarketing Fee:                           _____% of the principal amount of the
                                           Senior Notes outstanding on each
                                           Reset Tender Date.

Closing:

         The foregoing terms are hereby confirmed and agreed to as of this ___ day of __________, ____.


                                           MICHIGAN CONSOLIDATED GAS COMPANY



                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:



                                           MERRILL LYNCH & CO.
                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED



                                            By:
                                               --------------------------------
                                               Name:
                                               Title: